FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 3, 2014 is entered into by and among OAKTREE CAPITAL MANAGEMENT, L.P., a Delaware limited partnership, OAKTREE CAPITAL II, L.P., a Delaware limited partnership, OAKTREE AIF INVESTMENTS, L.P., a Delaware limited partnership, OAKTREE CAPITAL I, L.P., a Delaware limited partnership (each a “Borrower” and collectively, the “Borrowers”); the Required Lenders (as defined in the Credit Agreement referred to below); and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Credit Agreement defined below.
WHEREAS, the above mentioned parties have previously entered into that certain Credit Agreement, dated as of March 31, 2014 (as in effect prior to the First Amendment Effective Date (as defined herein), the “Credit Agreement”).
WHEREAS, the Borrowers have requested certain amendments to the Credit Agreement as set forth below, and the Administrative Agent and the Required Lenders, on the terms and subject to the conditions set forth herein, have agreed to so amend the Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree, except as otherwise set forth herein, as of the First Amendment Effective Date as follows:
SECTION 1.Amendments. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a)    Restricted Payments. Clause “(b)” of Section 6.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“that so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrowers or any of their respective Subsidiaries may (i) declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock, (ii) declare and pay dividends or make distributions in cash solely to holders of its Capital Stock or (iii) make or agree to make a payment on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any shares of Capital Stock of any Borrower,”
(b)    Transactions with Affiliates. Schedule 6.6 of the Credit Agreement is hereby amended and replaced in its entirety by Schedule 6.6 attached to this Amendment.

SECTION 2.    Conditions Precedent to the Effectiveness of this Amendment. The provisions of Section 1 above are conditioned upon, and such provisions shall not be effective until, satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “First Amendment Effective Date”):
(a)    The Administrative Agent shall have received, on behalf of the Lenders, this Amendment, duly executed and delivered by the Borrowers, the Required Lenders and the Administrative Agent.
(b)    No Default or Event of Default shall have occurred and be continuing.
(c)    The representations and warranties set forth in this Amendment shall be true and correct as of the First Amendment Effective Date.
(d)    The Borrowers shall have paid all fees and expenses payable to the Administrative Agent and the Lenders to be paid on or prior to the First Amendment Effective Date (including all fees and expenses of counsel to the Administrative Agent).
SECTION 3.    Representations and Warranties. In order to induce the Administrative Agent and the Required Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided in this Amendment, the Borrowers represent and warrant to the Administrative Agent and each Lender as follows:
(a)    Power and Authority. Each Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (hereafter referred to as the “Amended Credit Agreement”).
(b)    Authorization of Agreements. The execution and delivery of this Amendment by the Borrowers and the performance of the Amended Credit Agreement by the Borrowers have been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by the Borrower.
(c)    Enforceability. Each of this Amendment and the Amended Credit Agreement constitutes the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(d)    No Conflict. The execution and delivery by the Borrowers of this Amendment and the performance by the Borrowers of each of this Amendment and the Amended Credit Agreement do not and will not (i) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) violate any applicable law or regulation other than violations which, individually or in the aggregate, would not reasonably be expected to have a

Material Adverse Effect, (iii) violate the charter, by-laws, articles, limited liability company agreement, limited partnership agreement or other organizational documents of any Borrower or any Subsidiary or any order of any Governmental Authority, (iv) violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any Subsidiary or the assets of any Borrower or any Subsidiary other than violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (v) give rise to a right under any indenture, agreement or other instrument binding upon any Borrower or any Subsidiary or upon the assets of any Borrower or any Subsidiary to require any material payment to be made by any Borrower or any Subsidiary, and (vi) result in the creation or imposition of any Lien on any asset of any Borrower or any Subsidiary.
(e)    Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrowers of this Amendment.
(f)    Representations and Warranties in the Credit Agreement. The Borrowers confirm that the representations and warranties contained in Article III of the Credit Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of the First Amendment Effective Date (other than with respect to Schedule 3.13 referenced in clause (a) of Section 3.13 of the Credit Agreement, which is true and correct as of the Effective Date, and except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and that no Default or Event of Default has occurred and is continuing.
SECTION 4.    Miscellaneous.
(a)    Reference to and Effect on the Credit Agreement and the other Loan Documents.
(i)    Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(ii)    The execution and delivery of this Amendment and performance of the Amended Credit Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under, the Credit Agreement or any of the other Loan Documents.
(iii)    Upon the conditions precedent set forth herein being satisfied, this Amendment shall be construed as one with the Credit Agreement, and the Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

(iv)    If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement or any other Loan Document, the terms and provisions of this Amendment shall govern.
(b)    Expenses. The Borrowers acknowledge that all reasonable costs and expenses of the Administrative Agent incurred in connection with this Amendment will be paid in accordance with Section 9.3 of the Credit Agreement.
(c)    Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
(d)    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Transmission by telecopier of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.
(e)    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.
(f)    Loan Document. This Amendment is a Loan Document as defined in the Credit Agreement, and the provisions of the Credit Agreement generally applicable to Loan Documents are applicable hereto and incorporated herein by this reference.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

OAKTREE CAPITAL MANAGEMENT, L.P.

By:		/s/ David M. Kirchheimer
	Name:	David M. Kirchheimer
	Title:	Principal, Chief Financial and Administrative Officer

By:		/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director, Associate General Counsel & Assistant Secretary

OAKTREE CAPITAL II, L.P.

By:		/s/ David M. Kirchheimer
	Name:	David M. Kirchheimer
	Title:	Principal, Chief Financial and Administrative Officer

By:		/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director, Associate General Counsel & Assistant Secretary

OAKTREE AIF INVESTMENTS, L.P.

By:		/s/ David M. Kirchheimer
	Name:	David M. Kirchheimer
	Title:	Principal, Chief Financial and Administrative Officer

By:		/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director, Associate General Counsel & Assistant Secretary

OAKTREE CAPITAL I, L.P.

By:		/s/ David M. Kirchheimer
	Name:	David M. Kirchheimer
	Title:	Principal, Chief Financial and Administrative Officer

By:		/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director, Associate General Counsel & Assistant Secretary

Signature Page to First Amendment to Credit Agreement - Oaktree

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer, Swing Line Lender and a Lender

By:		/s/ Janet Yamamoto
	Name:	Janet Yamamoto
	Title:	Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:		/s/ Stephanie W. Lee
	Name:	Stephanie W. Lee
	Title:	Director

THE BANK OF NEW YORK MELLON, as a Lender

By:		/s/ Joanne Carey
	Name:	Joanne Carey
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:		/s/ Matthew White
	Name:	Matthew White
	Title:	Vice President

CITIBANK, N.A., as a Lender

By:		/s/ Dane Graham
	Name:	Dane Graham
	Title:	Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:		/s/ Michelle Latzoni
	Name:	Michelle Latzoni
	Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By:		/s/ Harry Comninellis
	Name:	Harry Comninellis
	Title:	Authorized Signatory

MUFG UNION BANK, N.A. (f/k/a UNION BANK, N.A.), as a Lender

By:		/s/ Rafael Vistan
	Name:	Rafael Vistan
	Title:	Director

BARCLAYS BANK PLC, as a Lender

By:		/s/ Alicia Borys
	Name:	Alicia Borys
	Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:		/s/ Kirk L. Tashjian
	Name:	Kirk L. Tashjian
	Title:	Vice President

By:		/s/ Lisa Wong
	Name:	Lisa Wong
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:		/s/ Robert C. Mayer, Jr.
	Name:	Robert C. Mayer, Jr.
	Title:	Vice President